                                                                     EXHIBIT 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated May 23, 2003, accompanying the financial statements and schedules included in the Annual Report of The Fleming 401(k) Plan on Form 11-K for the year ended December 27, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fleming Companies, Inc. on Form S-8 (File No. 333-89375), effective October 20, 1999.





GRANT THORNTON LLP


Oklahoma City, Oklahoma
June 25, 2003